[Exhibit 10.3 – Asset Purchase Agreement]

ASSET PURCHASE AGREEMENT

        ASSET PURCHASE AGREEMENT, dated January 13, 2005, between CAPE COASTAL TRADING CORPORATION, a New York corporation having an address at 350 Fifth Avenue, Suite 3304, New York, NY 10018 (the “Company”) an KWAJO SARFOH, an individual having an address at 350 Fifth Avenue, Suite 3304, New York, NY 10018 (the “Buyer”).

BACKGROUND

        The Seller is the owner and operator of a business that involves importing artworks and crafts from Ghana, Africa to sell to its vendors and customers in the U.S. (the “Business”). The Seller desires to sell to Buyer and Buyer desires to purchase from Seller, on terms and subject to the conditions hereinafter set forth, the name of the Seller, its website and certain contracts, agreements and other rights of the Company that relate to the Business, all as more fully and specifically hereinafter set forth.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set forth herein, the parties hereto hereby agree as follows:

    1.        Purchased Assets.   Seller hereby sells, assigns, transfers, conveys and delivers to Buyer ON AN “AS IS” “WHERE IS” BASIS, and Buyer hereby accepts and purchases, all of Seller’s right, title and interest in and to the name “Cape Coastal Trading Corporation” and all derivatives of such name, the website (www.ghanacrafts.com), and all of the other agreements, contracts, leases, licenses, other arrangements and other intangible property of the Seller to the extent that such agreements, contracts, leases, licenses, arrangements or property relate to the Business existing at the close of business on the Closing Date (the “Purchased Assets”).

    2.        Assumption of Liabilities.   Buyer hereby assumes, and agree to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations of the Business (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including (a) all liabilities of the Seller for transfer, sales, use, and other non-income taxes arising in connection with the consummation of the transactions contemplated hereby, and (b) all liabilities and obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Purchased Assets. The liabilities assumed by the Buyer are referred to herein as the “Assumed Liabilities”.

    3.        Purchase Price.   On the Closing Date, Buyer shall pay to Seller Seventeen Thousand Dollars ($17,000) in cash by delivering to the Seller a release in form acceptable to the Seller of all amounts owed to the Buyer by the Seller (such amounts being referred to herein as the “Shareholder Loan”).

    4.        Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the exchange of documents by the parties by fax or courier, as appropriate, on the earlier of (a) the soonest practicable date following the date that the Seller acquires or commences an operating business, whether through a business combination or otherwise, (b) the last date of the sixth month following the date hereof or (c) such other date as the parties may mutually determine (the “Closing Date”). At the Closing, the parties shall deliver to each other (i) a bill of sale relating to the Purchased Assets, (ii) an instrument of assumption of liabilities relating to the Assumed Liabilities, (iii) a release in form satisfactory to the Seller evidencing the release of the Shareholder Loan, and (iv) such other certificates and documents as a party may reasonably request. If the Closing Date is the date described in clause (b) of the first sentence of this Section 4, then, at the request of the Seller, the Closing Date shall be delayed until such date as may be reasonably necessary for the Seller to make any required filings or obtain any required consents.

    5.        Transition Period.   The Buyer along with other persons is selling a controlling interest in the Seller to certain purchasers (the “Purchasers”) on the date hereof pursuant to a Stock Purchase Agreement. The Buyer hereby agrees that the Buyer will remain as a director of the Seller and as the President and Treasurer of the Seller until the later of (i) the date that the Seller files its annual report on Form 10-KSB for the fiscal year ended December 31, 2004, or (ii) the tenth day following the mailing to the shareholders of the Seller of an information statement on Schedule 14F-1 that relates to a change in a majority of the directors of the Seller in connection with the aforementioned Stock Purchase Agreement (such period of time being referred to as the “Transition Period”). During the Transition Period, the Buyer shall not obligate the Seller in any way or otherwise cause the Seller to incur any liabilities whatsoever, without the prior written consent of the Purchasers, including entering into any contract or agreement, or other commitment on behalf of the Seller or incurring any loans or any expenses that the Seller may become liable for. During the Transition Period the Seller will not take any action with regard to the Purchased Assets, including any sale, lease, pledge or other disposition of such Purchased Assets, except with the prior written consent of the Purchasers or except as may be reasonably necessary to safeguard the Purchased Assets and the value thereof. The Buyer hereby grants to the Seller the right and license to use the name “Cape Coastal Trading Corporation” as the corporate name of the Seller for a period of six months following the Closing Date.

    6.        Further Assurances.   Seller hereby covenants that it will, whenever and as often as required so to do by Buyer and at Buyer’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Buyer may reasonably require in order to complete, insure and perfect the transfer, conveyance and assignment to Buyer of all the right, title and interest of Seller in and to the Purchased Assets hereby sold, conveyed or assigned, or intended so to be.

    7.        Seller Makes no Representations or Warranties. The Seller’s interest in the Purchased Assets is being acquired by the Buyer on an AS IS WHERE IS basis and the Seller makes no representations as to the Purchased Assets or any other matter.

    8.        Indemnification. Buyer shall indemnify and hold harmless Seller and the shareholders and agents of the Seller, and the Seller’s successors and assigns and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses (including court costs), which may arise out of or relate to (i) any of the Assumed Liabilities, (ii) the Shareholder Loan, (iii) any liability arising from the failure to obtain a fairness opinion in connection with this transaction or to obtain any required consent, (iv) any liability arising from a breach by the Buyer of any covenant contained herein and (v) any liability arising from any action or failure to act by the Buyer. Upon obtaining knowledge thereof, the party to be indemnified (the “Indemnified Party”) shall promptly notify the Buyer (the “Indemnifying Party”) in writing of any damage, claim, loss, liability or expense which the Indemnified Party has determined has given rise or could give rise to a claim under this Section 8 (such written notice being hereinafter referred to as a “Notice of Claim”). A Notice of Claim shall contain a brief description of the nature and estimated amount of any such claim giving rise to a right of indemnification. With respect to any claim or demand set forth in a Notice of Claim relating to a third party claim, the Indemnifying Party may defend, in good faith and at its expense, any such claim or demand, and the Indemnified Party, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the Indemnifying Party is defending in good faith any such third party claim, the Indemnified Party shall not settle or compromise such third party claim. If the Indemnifying Party does not so elect to defend any such third party claim, the Indemnified Party shall have no obligation to do so.

    9.        Miscellaneous. All representations, warranties and agreements in this Agreement shall survive the Effective Date until the expiration of the applicable statute of limitations. This Agreement shall be binding upon the parties’ their respective successors, representatives, heirs and estate, as applicable. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without regard to the conflicts of law principles thereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes in its entirety any other agreement relating to or granting any rights with respect to the subject matter hereof.

[signature page follows]

        IN WITNESS WHEREOF, the parties have duly executed this Asset Sale Agreement as of the date first above written.

BUYER KWAJO SARFOH /s/ Kwajo Sarfoh ————————————
SELLER CAPE COASTAL TRADING CORPORATION /s/ Trae O'Neil High ———————————— Name: Title: